UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

COMTECH TELECOMMUNICATIONS CORP. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 8, 2021, Comtech Telecommunications Corp. issued a shareholder letter in connection with its 2021 annual meeting. A copy of the letter can be found below:

c om techc r e a t es . c om December 8, 2021 Dear Fellow Shareholder, We are rapidly approaching the December 17 Annual Meeting and your vote is extremely important to Comtech’s future. Our Board and management team, including our director nominees, Judy Chambers and Larry Waldman, are executing a highly successful, targeted strategy that is delivering results for shareholders. Our current Board has the right mix of skills, experience, diversity and viewpoints to deliver on its strategy to create even greater shareholder value going forward. In contrast, Outerbridge Capital Management has nominated two director candidates who lack the skills and experience necessary to create shareholder value and provide sound corporate governance. Indeed, only one of their candidates has relevant industry experience; however, he would threaten a number of our customer relationships – and our commercial success – given his position on the board of one of their competitors. We urge you to vote the BLUE proxy card today for Comtech’s highly qualified director nominees and ignore any White proxy card you may receive from Outerbridge, considering the following: Comtech has taken and continues to take transformative actions to enhance its leadership position in attractive growth markets and accelerate growth and profitability : • Executed a thoughtful M&A strategy to reorient Comtech’s portfolio around two high - growth end markets – satellite communications and 911 public safety – that are at the beginning of a sustained investment and renewal cycle expected to persist for years . • Drove significant new business wins across segments, including $200 million in multi - year next - generation 911 contracts and a new, large multi - year satellite technology contract with strong potential to generate hundreds of millions of dollars in incremental revenue over the next several years. • Delivered five - year total shareholder returns of 126.7%, outperforming the S&P 600, which returned 99.7%, the NASDAQ Telecommunications Index, which returned 87.5%, and the appropriate peer set, who returned 36.7%. (1) • Secured a $100 million investment from current stockholder White Hat Capital Partners, LP and Magnetar Capital LLC, the proceeds of which will provide the capital necessary to fund Comtech’s next phase of growth, including additional capital investments to service recently won next - generation 911 contracts and a recently won large satellite technology contract as well as attractive M&A opportunities. • Completed a multiyear succession process with the announcement of new CEO Mike Porcelain, empowering the right leader with the operational and executional expertise necessary to drive Comtech’s next phase of growth forward. Armed with new oversight and new capital, Comtech is poised to capitalize on a generational tech - renewal cycle in its core satellite communications and next - generation 911 markets. Protect the Value of Your Investment by Voting the Enclosed BLUE Proxy Card Today FOR Comtech’s Highly Qualified Directors. VOTE THE BLUE PROXY CARD TODAY

comtechcreates.com Comtech has refreshed its Board, and its nominees bring the right skills and experience to continue creating shareholder value: • The Board accelerated a deliberate director refreshment process first initiated in 2015 that resulted in the appointment of four qualified new directors, the planned retirement of three longstanding directors, completion of a multi - year succession planning process, and Board declassification as part of the Company’s commitment to strong governance. • Judy Chambers was appointed to our Board in August 2021 following a multi - month evaluation process, adding extensive experience interfacing with regulatory authorities as it relates to major infrastructure projects, addressing the interests and concerns of institutional investors, and providing leadership for ESG initiatives. • Larry Waldman’s 35 - plus years of experience in accounting, auditing and internal controls provide our Board critical expertise in complex global accounting. He has been instrumental in transforming Comtech into an industry leader in NextGen 911 and satellite ground station technologies and continues to be critical to the Company’s long - term success. Outerbridge does not understand our business and its candidates are unqualified to oversee Comtech’s strategic plan: • No value creation plan beyond writing public letters riddled with inaccuracies and misleading, unsubstantiated claims; wasting our Board’s time with an ever - changing selection of candidates; and actively trading in and out of Comtech’s stock over the past several months while holding a substantial portion of their “ownership” position in short - dated options. • Wendi Carpenter does not bring any relevant experience to Comtech’s business – whether industry, technical, financial, accounting, M&A, or for - profit operational – and has no prior background in our core markets. She sits on the Board of only one company, SkyWater Technology, whose share price fell 36% following disappointing third quarter earnings in which the company reported a net loss and its principal accounting officer resigned without explanation. • Sidney Fuchs’ role as Chairman of Eutelsat America Corp., a major competitor to several of our largest customers, presents a material and irreducible conflict of interest. Indeed, these customers have reached out to us multiple times to express grave concerns about their continued relationship with Comtech should Fuchs join our Board. His election would significantly damage key customer relationships and negatively affect prospective business opportunities. We urge you to support your Board by using the enclosed BLUE proxy card to vote today FOR Comtech’s two highly qualified director nominees, Judy Chambers and Larry Waldman. Please do not return or otherwise vote using any White proxy card you may receive from Outerbridge. Thank you for your support, Board of Directors Comtech Telecommunications Corp. Your Vote Is Very Important! To ensure your shares are represented, please follow the easy instructions on the enclosed BLUE proxy card to vote by telephone, by internet, or by signing, dating and returning the BLUE proxy card in the postage - paid envelope provided. If you received this letter by email, you may also vote by pressing the BLUE “ VOTE NOW ” button in the accompanying email. Please simply disregard any White proxy card you may receive from Outerbridge. If you have any questions or require any assistance with voting your shares, please call Comtech’s proxy solicitor, Innisfree M&A Incorporated: INNISFREE M&A INCORPORATED TOLL - FREE: (877) 750 - 8198 (From the U.S. and Canada) +1 (412) 232 - 3651 (From Other Locations) Comtech’s definitive proxy materials and other materials regarding the Board’s recommendation for the Fiscal 2021 Annual Meeting of Stockholders can be found at www.comtechcreates.com . (1) Source: Bloomberg market data as of October 29, 2021. Peers selected are global communications solutions and services providers with both commercial and government customers; limited to entities with market capitalization under $10 billion. Selected peers consist of Elbit, Gilat, KVH Industries, ST Engineering, and Viasat. Total stockholder returns assume dividends are reinvested at the risk free rate.

Also on December 8, 2021, Comtech Telecommunications Corp. sent an email to its employees in connection with its 2021 annual meeting. A copy of the email can be found below:

All,

We are rapidly approaching our December 17 Annual Meeting of Stockholders, and I wanted to take this opportunity to encourage employees who are stockholders to vote today using the BLUE proxy card.

For those of you who hold shares in the ESPP, please note that the deadline for voting your shares is midnight on Tuesday, December 14. Your timely vote on the BLUE proxy card is extremely important to Comtech’s future and continuing our transformation to a higher growth, higher value company.

Every vote is important, no matter how many or how few shares you own.

As you may know, an activist shareholder, Outerbridge Capital Management, is seeking to elect two of its own candidates to our Board. Our Board and management team have met with those candidates and with Outerbridge and found that they lack the skills and experience necessary to oversee our company’s strategic plan or create shareholder value. One of their candidates has a material conflict of interest that, in our view, would threaten a number of our largest customer relationships and, in turn, prospective business opportunities. We believe electing the Outerbridge directors not serve the best interests of any stakeholders – including Comtech employees.

You can vote your shares by phone or over the Internet using the control number included in your proxy materials, or by signing, dating and returning your BLUE proxy or voting instruction form. If you earlier consented to receiving proxy materials electronically, you can vote by simply clicking the BLUE “VOTE NOW” button in the body of the email you received, in which case you will not need to enter any control number.

Please also note that if you hold your shares in more than one account, you will receive a BLUE proxy card, voting instruction form and/or email with respect to each such account. If you have not received your BLUE proxy card via email, please check your spam folder. Please note that the control number indicated is unique to each account in which you hold shares, and the voting instructions indicated with respect to your various BLUE proxy cards or voting instruction forms may differ. To ensure that all of your shares are represented at the annual meeting, please vote using each BLUE proxy card, voting instruction form or email you receive. Again, please simply discard any proxy materials you may receive from Outerbridge.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-8198.

Thank you, as always, for your dedication to Comtech. We appreciate your hard work and contributions, which allow us to continue to build and grow our company for the benefit of stockholders, customers and employees alike.

Don’t forget – VOTE BLUE!

Sincerely,

Michael D. Porcelain

President and Chief Operating Officer

Comtech Telecommunications Corp.

About Comtech

Comtech Telecommunications Corp. is a leading global provider of next-generation 911 emergency systems and secure wireless communication technologies to commercial and government customers around the world. Headquartered in Melville, New York and with a passion for customer success, Comtech designs, produces and markets advanced and secure wireless solutions. For more information, please visit www.comtechtel.com.

Forward-Looking Statements

Certain information above contains statements that are forward-looking in nature and involve certain significant risks and uncertainties, including about our business trajectory, future revenue and sales, acquisition strategy, management and governance changes, and growth. Actual results could differ materially from such forward-looking information. Risks and uncertainties that could impact these forward-looking statements include: the possibility that the expected synergies and benefits from recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with the Company successfully; the possibility of disruption from recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification, and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; risks associated with the COVID-19 pandemic and related supply chain disruptions; and other factors described in this and the Company's other filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Additional Information and Where to Find It

Comtech has filed with the Securities and Exchange Commission (“SEC”) and mailed to the Company’s stockholders a definitive proxy statement, an accompanying BLUE proxy card and other relevant documents in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE COMPANY’S 2021 ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY’S 2021 ANNUAL MEETING AND THE PARTIES RELATED THERETO. The Company’s stockholders may obtain a free copy of documents filed with the SEC at the SEC’s website at https://www.sec.gov or the Company’s website at www.ComtechCreates.com.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers are, and certain other members of management and employees of the Company may be deemed, “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the 2021 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, in the Company of the persons who are or may be, under the rules of the SEC, considered participants in the solicitation of the stockholders of the Company in connection with the Company’s 2021 Annual Meeting are set forth in the Company’s definitive proxy statement filed in connection with the Company’s 2021 Annual Meeting and other relevant documents filed with the SEC. You can also find information about the Company’s executive officers and directors in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021, the Company’s and such persons’ other filings with the SEC.